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                                                                    EXHIBIT 10.2

                      WAIVER TO LOAN AND SECURITY AGREEMENT

     WAIVER TO LOAN AND SECURITY AGREEMENT dated as of April 16, 2001 (this "Agreement") by and among CCA of Tennessee, Inc., a Tennessee corporation (the "Borrower"), the Lenders party hereto (the "Lenders") and LEHMAN COMMERCIAL PAPER INC., as agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders and the Agent are party to that certain Loan and Security Agreement dated as of September 15, 2000, as amended by that certain Consent and First Amendment to the Loan Agreement dated as of November 30, 2000 (the "Loan Agreement"), pursuant to which the Borrower has borrowed, and may from time to time borrow, Loans from the Lenders;

     WHEREAS, the Borrower, has informed the Lenders that a certain Event of Default currently exists under the Loan Agreement, as more particularly described below (the "Existing Event of Default"); and

     WHEREAS, the Borrower has requested that the Lenders waive the Existing Event of Default.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

I. WAIVER

     So long as the Borrower has delivered to the Agent, on or before May 16, 2001 (i) audited financial statements and related materials of each Credit Party for fiscal year 2000 (the "Year 2000 Financial Statements") that comply in all respects (other than the requirement that such Year 2000 Financial Statements be delivered within 90 days after the close of the fiscal year therefore) with
Section 6.3(b)(i) of the Loan Agreement, and (ii) a certificate of the Borrower's independent certified public accountants addressed to the Agent stating that such accountants to not have knowledge of the existence of any Event of Default under Section 7.20 of the Loan Agreement (the "Year 2000 Certificate") that complies in all respects (other than the requirement that such Year 2000 Certificate be delivered within 90 days after the close of the fiscal year therefor) with Section 6.3(b)(ii) of the Loan Agreement, then upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties of the Borrower set forth in
Section II of this Agreement, the Lenders hereby waive the Event of Default that has occurred solely due to the Borrower's failure to timely deliver, within 90 days of the close of the fiscal year therefor: (A) the Year 2000 Financial Statements pursuant to Section 6.3(b)(i) of the Loan Agreement, and (B) the Year 2000 Certificate pursuant to Section 6.3(b)(ii) of the Loan Agreement (each individually and in the aggregate an "Existing Event of Default"). For the avoidance of doubt, the Existing Event of Default shall comprise only the failure to make a timely delivery of the Year 2000 Financial Statements and the Year 2000 Certificate, and shall




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not apply to the obligation of the Borrower to actually deliver the Year 2000
Financial Statements and the Year 2000 Certificate.

II. REPRESENTATIONS AND WARRANTIES

          A. The Borrower hereby repeats and reaffirms as of the date hereof the representations and warranties of the Borrower contained in the Loan Agreement with the same force and effect as though such representations and warranties had been made as of the date hereof.

          B. The Borrower represents and warrants as follows:

               1. The execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action by it, do not contravene (A) its charter or by-laws or (B) any law or material contractual restriction binding on or affecting it, and do not result in or require the creation of any lien (other than pursuant to or permitted by the Loan Agreement) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance by it with any bulk sales act or similar law applicable to it. This Agreement has been duly executed and delivered by it.

               2. Other than the taking of any actions expressly required under this Agreement, the Loan Agreement, any other Loan Document or any other agreement or document to be executed and delivered by it hereunder or thereunder, all of which have been completed, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Agreement or any other agreement or document to be executed and delivered by it hereunder or the performance by it of this Agreement or any other Loan Document or any other agreement or document to be executed and delivered by it hereunder or thereunder.

               3. This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles, bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               4. Attached hereto as Exhibit A are true and correct copies of an incumbency certificate indicating the name, position and true signatures of the officers of the Borrower authorized to execute this Agreement.

III. MISCELLANEOUS

          A. Agreements to Remain in Full Force and Effect. The Borrower, the Lenders and the Agent hereby agree that the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.


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          B. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same Agreement.

          C. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          D. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction.

          E. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.














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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representative officers thereunder duly authorized, as of the date first above written.

                                     CCA OF TENNESSEE, INC., a Tennessee
                                       Corporation



                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                     LEHMAN COMMERCIAL PAPER INC., as Agent



                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                     LEHMAN COMMERCIAL PAPER INC., as Lender



                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:



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